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                                                                EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT




                         Calcasieu Gaming Corporation, L.L.C.

                         Crown-Calcasieu Investment No. 1, Inc.

                         Crown Calcasieu Investment No. 2, Inc.

                         Crown Casino Nevada, Inc.

                         Crown Delaware Investments Corp.

                         Gaming Entertainment Management Services, Inc.

                         St. Charles Gaming Company, Inc. (50%)